Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER ENDED MARCH 31, 2016

FRESNO, CALIFORNIA…April 20, 2016… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $3,403,000, and diluted earnings per common share of $0.31 for the three months ended March 31, 2016, compared to $2,466,000 and $0.22 per diluted common share for the three months ended March 31, 2015.
Net income for the period increased 38.00% in 2016 compared to 2015, primarily driven by an increase in net interest income, a decrease in non-interest expenses, a decrease in provision for credit losses and an increase in non-interest income, offset by an increase in provision for income taxes. During the three months ended March 31, 2016, the Company recorded a reverse provision for credit losses of $250,000, compared to none during the three months ended March 31, 2015. Net interest income before the provision for credit losses for the three months ended March 31, 2016 was $10,603,000, compared to $9,720,000 for the three months ended March 31, 2015, an increase of $883,000 or 9.08%.
During the three months ended March 31, 2016, the Company’s shareholders’ equity increased $6,456,000, or 4.63%. The increase in shareholders’ equity was driven by the retention of earnings net of dividends paid and an increase in unrealized gains on available-for-sale (AFS) securities recorded in accumulated other comprehensive income (AOCI). The increase in the unrealized gains on AFS securities was partially a

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Central Valley Community Bancorp -- page 2

result of the reclassification in the first quarter of 2016 of the held-to-maturity (HTM) securities to available-for-sale designation, with $1,783,000 of the $3,513,000 AOCI increase related to the HTM securities transfer.
Annualized return on average equity (ROE) for the three months ended March 31, 2016 was 9.47%, compared to 7.41% for the three months ended March 31, 2015. Notwithstanding an increase in shareholders’ equity, this increase in ROE was achieved due to an increase in net income. The Company declared and paid $0.06 per share in cash dividends to holders of common stock during the three months of 2016 compared to none during the three months of 2015. Annualized return on average assets (ROA) was 1.08% for the three months ended March 31, 2016 and 0.83% for the three months ended March 31, 2015. During the three months ended March 31, 2016, the Company’s total assets decreased 0.41%, and total liabilities decreased 1.02%, compared to those at December 31, 2015.
Non-performing assets increased by $1,266,000, or 52.47%, to $3,679,000 at March 31, 2016, compared to $2,413,000 at December 31, 2015. During the quarter ended March 31, 2016, the Company recorded a reverse provision for credit losses of $250,000, as compared to none during the quarter ended March 31, 2015. During the quarter ended March 31, 2016, the Company recorded $776,000 in net loan recoveries, compared to $91,000 for the quarter ended March 31, 2015. The net (recovery) charge-off ratio, which reflects annualized net (recoveries) charge-offs to average loans, was (0.52)% for the quarter ended March 31, 2016, compared to (0.06)% for the same period in 2015.
At March 31, 2016, the allowance for credit losses stood at $10,136,000, compared to $9,610,000 at December 31, 2015, a net increase of $526,000 reflecting the reverse provision of $250,000 and the net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.66% at March 31, 2016, and 1.61% at December 31, 2015. Total loans included loans acquired in the acquisition of Visalia Community Bank in 2013 (“VCB loans”) that were recorded at fair value in connection with the acquisition. The value of the VCB loans totaled $60,793,000 at March 31, 2016 and $62,395,000 at December 31, 2015. Excluding these VCB loans from the calculation, the allowance for credit losses to total gross loans was 1.85% and 1.79% as of March 31, 2016 and December 31, 2015, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.73% and 1.79%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at March 31, 2016.

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Central Valley Community Bancorp -- page 3

In connection with the partial charge-off of a single commercial and agricultural relationship in the fourth quarter of 2014, the Company is actively working to collect all balances legally owed to the Company.  The Company plans to continue to track and identify any expenses, net of recoveries, associated with the collection efforts of this commercial and agricultural relationship.  For the quarter ended March 31, 2016, collection expenses related to this relationship totaled $43,000 as compared to $209,000 for the same period of 2015. During the quarter ended March 31, 2016, the Company received approximately $299,000 in loan recoveries towards the charge-off. After the quarter ended March 31, 2016, the Company received approximately $3,061,000 in proceeds from the continued liquidation of certain assets serving as collateral for various impaired credits, which will be recorded as a recovery in the second quarter of 2016.
Total non-performing assets were $3,679,000, or 0.29% of total assets as of March 31, 2016, compared to $2,413,000, or 0.19% of total assets as of December 31, 2015. The following provides a reconciliation of the change in nonaccrual loans for 2016.

(In thousands)	Balances December 31, 2015	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances March 31, 2016
Nonaccrual loans:
Commercial and industrial	$—	$1,093	$(4)	$—	$—	$—	$1,089
Real estate	891	170	(19)	—	—	—	1,042
Equity loans and lines of credit	172	61	(3)	—	—	—	230
Consumer	13	—	(2)	—	—	—	11
Restructured loans (non-accruing):
Commercial and industrial	29	—	(4)	—	—	—	25
Real estate	23	—	(1)	—	—	—	22
Equity loans and lines of credit	1,285	—	(25)	—	—	—	1,260
Total nonaccrual	$2,413	$1,324	$(58)	$—	$—	$—	$3,679
The Company’s net interest margin (fully tax equivalent basis) was 3.97% for the quarter ended March 31, 2016, compared to 3.95% for the quarter ended March 31, 2015. The increase in net interest margin in the period-to-period comparison resulted from an increase in the effective yield on average investment securities, an increase in the average balance of loans, and a decrease in the Company’s cost of funds, partially offset by a decrease in the yield on the Company’s loan portfolio.

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Central Valley Community Bancorp -- page 4

For the quarter ended March 31, 2016, the effective yield on total earning assets increased 1 basis point to 4.06% compared to 4.05% for the quarter ended March 31, 2015, while the cost of total interest-bearing liabilities decreased 1 basis point to 0.15% compared to 0.16% for the quarter ended March 31, 2015. The cost of total deposits decreased 1 basis point to 0.08% for the quarter ended March 31, 2016, compared to 0.09% for the quarter ended March 31, 2015.
For the quarter ended March 31, 2016, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $559,544,000, an increase of $45,670,000, or 8.89%, compared to the quarter ended March 31, 2015. During the quarter ended March 31, 2016, the Company was required to reclassify investment securities totaling $23.1 million from held-to-maturity to available-for-sale designation as a result of the sale of certain investment securities classified as held-to-maturity. The unrealized gain on those securities approximates $3,030,000 as of March 31, 2016.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.79% for the quarter ended March 31, 2016, compared to 2.71% for the quarter ended March 31, 2015. Total average loans, which generally yield higher rates than investment securities, increased $27,450,000, from $568,026,000 for the quarter ended March 31, 2015 to $595,476,000 for the quarter ended March 31, 2016 and increased by $6,550,000 from $588,926,000 for quarter ended December 31, 2015. The effective yield on average loans decreased to 5.25% for the quarter ended March 31, 2016, compared to 5.33% for the quarter ended March 31, 2015 due to continued competitive and market rate pressures as well as a reduction in the amount of interest income recovered in more recent quarters on nonaccrual or charged-off loans. The effective yield on average loans was 5.29% for the quarter ended December 31, 2015.
Total average assets for the quarter ended March 31, 2016 was $1,263,562,000 compared to $1,192,520,000 and $1,262,239,000, for the quarters ended March 31, 2015 and December 31, 2015, an increase of $71,042,000 and $1,323,000 or 5.96% and 0.10%, respectively. During the quarters ended March 31, 2016 and March 31, 2015, the average loan to deposit ratio was 54.20% and 54.71%, respectively. Total average deposits increased $60,351,000 or 5.81% to $1,098,595,000 for the quarter ended March 31, 2016, compared to $1,038,244,000 for the quarter ended March 31, 2015. Total average deposits decreased $4,267,000 or 0.39% to $1,098,595,000 for the quarter ended March 31, 2016, compared to $1,102,862,000 for the quarter ended

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Central Valley Community Bancorp -- page 5

December 31, 2015. Average interest-bearing deposits increased $20,054,000, or 3.01%, and average non-interest bearing demand deposits increased $40,297,000, or 10.82%, for the quarter ended March 31, 2016, compared to the quarter ended March 31, 2015. The Company’s ratio of average non-interest bearing deposits to total deposits was 37.58% for the quarter ended March 31, 2016, compared to 35.88% for the quarter ended March 31, 2015.
Non-interest income for the quarter ended March 31, 2016 increased by $13,000 to $2,704,000, compared to $2,691,000 for the quarter ended March 31, 2015, primarily driven by an increase of $404,000 in net realized gains on sales and calls of investment securities, and an $11,000 increase in Federal Home Loan Bank dividends, partially offset by a $122,000 decrease in service charge income, a $107,000 decrease in loan placement fees, and a $29,000 decrease in other income. The Company also recorded an other-than-temporary impairment loss of $136,000 during the three months ended March 31, 2016. Non-interest income for the quarter ended March 31, 2016 increased $825,000 to $2,704,000, compared to $1,879,000 for the quarter ended December 31, 2015.
Non-interest expense for the quarter ended March 31, 2016 decreased $312,000, or 3.36%, to $8,976,000 compared to $9,288,000 for the quarter ended March 31, 2015. The net decrease year over year was a result of decreases in professional services of $145,000, decreases in regulatory assessments of $193,000, decreases in Internet banking expenses of $42,000, decreases in license and maintenance contracts of $6,000, and decreases in ATM/Debit card expenses of $15,000, offset by increases in salaries and employee benefits of $91,000, increases in occupancy and equipment expenses of $57,000, increases in data processing expenses of $66,000, and increases in directors’ expenses of $43,000. During the quarter ended March 31, 2016, other non-interest expenses included increases of $41,000 in telephone expenses, $31,000 in personnel expenses, and $14,000 in amortization of software, offset by decreases of $14,000 in donations, $12,000 in appraisal fees, $12,000 in credit card expenses, $11,000 in operating losses, $5,000 in stationary and supplies expenses, and $1,000 in postage expenses, as compared to the same period in 2015. Non-interest expense for the quarter ended March 31, 2016 decreased $27,000 compared to $9,003,000 for the trailing quarter ended December 31, 2015.
The Company recorded an income tax provision of $1,178,000 for the quarter ended March 31, 2016, compared to $657,000 for the quarter ended March 31, 2015. The effective tax rate for the quarter ended March 31, 2016 was 25.71% compared to 21.04% for the quarter ended March 31, 2015.

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Central Valley Community Bancorp -- page 6

“The first quarter financial results demonstrate the Company’s continued positive trends in performance. Loans and deposits have grown year-over-year, which reflect the hard work of the entire Central Valley Community Bank team and the valued referrals from customers.  Our strategic focus continues to be improving the financial metrics of the Company, while expanding and deepening client relationships throughout our footprint.  We remain dedicated to that purpose and our first quarter financial results reflect that commitment,”  stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now operates 20 full service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick. Founding Directors Emeriti include Wanda L. Rogers and Sidney B. Cox.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 7

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(In thousands, except share amounts)	2016	2015

ASSETS
Cash and due from banks	$22,525	$23,339
Interest-earning deposits in other banks	55,824	70,988
Federal funds sold	307	290
Total cash and cash equivalents	78,656	94,617
Available-for-sale investment securities (Amortized cost of $488,425 at March 31, 2016 and $470,080 at December 31, 2015)	501,978	477,554
Held-to-maturity investment securities (Fair value of $35,142 at December 31, 2015)	—	31,712
Loans, less allowance for credit losses of $10,136 at March 31, 2016 and $9,610 at December 31, 2015	598,864	588,501
Bank premises and equipment, net	9,002	9,292
Bank owned life insurance	20,847	20,702
Federal Home Loan Bank stock	4,823	4,823
Goodwill	29,917	29,917
Core deposit intangibles	990	1,024
Accrued interest receivable and other assets	26,466	18,594
Total assets	$1,271,543	$1,276,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$408,080	$428,773
Interest bearing	695,399	687,494
Total deposits	1,103,479	1,116,267

Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	17,130	15,991
Total liabilities	1,125,764	1,137,413
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,026,229 at March 31, 2016 and 10,996,773 at December 31, 2015	54,624	54,424
Retained earnings	83,180	80,437
Accumulated other comprehensive income, net of tax	7,975	4,462
Total shareholders’ equity	145,779	139,323
Total liabilities and shareholders’ equity	$1,271,543	$1,276,736

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Central Valley Community Bancorp -- page 8

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended March 31,
(In thousands, except share and per share amounts)	2016	2015

INTEREST INCOME:
Interest and fees on loans	$7,733	$7,286
Interest on deposits in other banks	74	46
Interest and dividends on investment securities:
Taxable	1,523	1,107
Exempt from Federal income taxes	1,523	1,538
Total interest income	10,853	9,977
INTEREST EXPENSE:
Interest on deposits	221	233
Interest on junior subordinated deferrable interest debentures	29	24
Total interest expense	250	257
Net interest income before provision for credit losses	10,603	9,720
PROVISION FOR CREDIT LOSSES	(250)	—
Net interest income after provision for credit losses	10,853	9,720
NON-INTEREST INCOME:
Service charges	749	871
Appreciation in cash surrender value of bank owned life insurance	145	154
Interchange fees	279	278
Loan placement fees	191	298
Net realized gains on sales and calls of investment securities	1,130	726
Other-than-temporary impairment loss on investment securities	(136)	—
Federal Home Loan Bank dividends	97	86
Other income	249	278
Total non-interest income	2,704	2,691
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,254	5,163
Occupancy and equipment	1,207	1,150
Professional services	336	481
Data processing expense	347	281
Directors’ expenses	171	128
ATM/Debit card expenses	122	137
License & maintenance contracts	132	138
Regulatory assessments	143	336
Advertising	159	159
Internet banking expenses	161	203
Amortization of core deposit intangibles	34	84
Other expense	910	1,028
Total non-interest expenses	8,976	9,288
Income before provision for income taxes	4,581	3,123
PROVISION FOR INCOME TAXES	1,178	657
Net income	$3,403	$2,466
Net income per common share:
Basic earnings per common share	$0.31	$0.23
Weighted average common shares used in basic computation	10,953,845	10,923,590
Diluted earnings per common share	$0.31	$0.22
Weighted average common shares used in diluted computation	11,040,790	11,002,976
Cash dividends per common share	$0.06	$—

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Central Valley Community Bancorp -- page 9

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
For the three months ended	2016	2015	2015	2015	2015
(In thousands, except share and per share amounts)
Net interest income	$10,603	$10,638	$10,352	$10,065	$9,720
Provision for credit losses	(250)	—	100	500	—
Net interest income after provision for credit losses	10,853	10,638	10,252	9,565	9,720
Total non-interest income	2,704	1,879	1,722	3,096	2,691
Total non-interest expense	8,976	9,003	9,028	8,697	9,288
Provision for income taxes	1,178	611	429	886	657
Net income	$3,403	$2,903	$2,517	$3,078	$2,466
Basic earnings per common share	$0.31	$0.27	$0.23	$0.28	$0.23
Weighted average common shares used in basic computation	10,953,845	10,941,280	10,938,160	10,924,437	10,923,590
Diluted earnings per common share	$0.31	$0.26	$0.23	$0.28	$0.22
Weighted average common shares used in diluted computation	11,040,790	11,030,470	11,024,954	11,009,916	11,002,976

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2016	2015	2015	2015	2015
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.66%	1.61%	1.52%	1.46%	1.46%
Non-performing assets to total assets	0.29%	0.19%	0.20%	0.51%	1.17%
Total non-performing assets	$3,679	$2,413	$2,494	$6,216	$14,044
Total nonaccrual loans	$3,679	$2,413	$2,494	$6,216	$13,696
Net loan charge-offs (recoveries)	$(776)	$(517)	$(279)	$185	$(91)
Net charge-offs (recoveries) to average loans (annualized)	(0.52)%	(0.35)%	(0.19)%	0.12%	(0.06)%
Book value per share	$13.22	$12.67	$12.50	$12.13	$12.24
Tangible book value per share	$10.42	$9.86	$9.68	$9.30	$9.41
Tangible common equity	$114,872	$108,382	$106,445	$102,215	$103,370
Cost of total deposits	0.08%	0.08%	0.09%	0.09%	0.09%
Interest and dividends on investment securities exempt from Federal income taxes	$1,523	$1,688	$1,593	$1,496	$1,538
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.97%	4.01%	4.01%	4.06%	3.95%
Return on average assets (2)	1.08%	0.92%	0.82%	1.02%	0.83%
Return on average equity (2)	9.47%	8.42%	7.47%	9.15%	7.41%
Loan to deposit ratio	55.19%	53.58%	55.76%	56.04%	55.38%
Tier 1 leverage - Bancorp	8.91%	8.65%	8.68%	8.72%	8.57%
Tier 1 leverage - Bank	8.83%	8.58%	8.55%	8.65%	8.54%
Common equity tier 1 - Bancorp	13.45%	13.44%	13.18%	13.12%	12.95%
Common equity tier 1 - Bank	13.78%	13.67%	13.34%	13.36%	13.21%
Tier 1 risk-based capital - Bancorp	13.91%	13.79%	13.54%	13.47%	13.30%
Tier 1 risk-based capital - Bank	13.78%	13.67%	13.34%	13.36%	13.21%
Total risk-based capital - Bancorp	15.17%	15.04%	14.76%	14.66%	14.47%
Total risk based capital - Bank	15.04%	14.93%	14.57%	14.55%	14.38%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 10

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Quarter Ended March 31,
(Dollars in thousands)	2016	2015
Federal funds sold	$298	$280
Interest-bearing deposits in other banks	56,845	61,369
Investments	502,401	452,225
Loans (1)	592,159	554,247
Federal Home Loan Bank stock	4,823	4,791
Earning assets	1,156,526	1,072,912
Allowance for credit losses	(9,892)	(8,947)
Nonaccrual loans	3,317	13,779
Other real estate owned	—	131
Other non-earning assets	113,611	114,645
Total assets	$1,263,562	$1,192,520

Interest bearing deposits	$685,728	$665,674
Other borrowings	5,155	5,159
Total interest-bearing liabilities	690,883	670,833
Non-interest bearing demand deposits	412,867	372,570
Non-interest bearing liabilities	16,063	16,037
Total liabilities	1,119,813	1,059,440
Total equity	143,749	133,080
Total liabilities and equity	$1,263,562	$1,192,520

AVERAGE RATES
Federal funds sold	0.50%	0.25%
Interest-earning deposits in other banks	0.51%	0.30%
Investments	3.05%	3.04%
Loans (3)	5.25%	5.33%
Earning assets	4.06%	4.05%
Interest-bearing deposits	0.13%	0.14%
Other borrowings	2.23%	1.85%
Total interest-bearing liabilities	0.15%	0.16%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.97%	3.95%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaled $784 and $792 for the three months ended March 31, 2016 and 2015, respectively.

(3)	Loan yield includes loan (costs) fees for the three months ended March 31, 2016 and 2015 of $39 and $79, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322